CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Diego Pellicer Worldwide, Inc. and subsidiaries (the “Company”) on Form S-8 (No. 333-225170), pertaining to the Company’s registration of common shares, of our audit of the consolidated financial statements as of December 31, 2020, and for the year then ended, which report is included in the Annual Report on Form 10-K filed on April 12, 2021.

Macias Gini & O’Connell LLP
Irvine, CA

April 12, 2021